UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2012

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

One Federal Street, Floor 30 Boston, MA (Address of principal executive offices)	02110 (Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On November 16, 2012, Atlantic Power Corporation (the “Company”) announced that Atlantic Ridgeline Holdings, LLC (“Atlantic Ridgeline”), a Delaware limited liability company and wholly owned subsidiary of the Company, entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Eolfi S.A. (“Eolfi”) and Veolia Environnement S.A. (“Veolia” and, together with Eolfi, the “Sellers”) pursuant to which Atlantic Ridgeline will acquire all of the outstanding shares of capital stock of Ridgeline Energy Holdings, Inc. (“Ridgeline”). Ridgeline is presently a wholly-owned subsidiary of Eolfi, a European renewable power development company majority owned by Veolia.  The total cost of the acquisition is approximately US$88 million, subject to working capital adjustments and possible certain other adjustments. The Company currently intends to fund the total consideration of the acquisition, subject to market conditions, from the net proceeds of a planned issuance of convertible debt. No assurance can be given that the Company will be successful in effecting such an offering on acceptable terms or at all.

Ridgeline was founded in 2002 with an initial focus on utility scale wind power development in the Pacific Northwest. Ridgeline has successfully developed three wind projects in Idaho totaling 325 MW (the Rockland Wind project, the Goshen North project and the Meadow Creek project), all of which have entered into power purchase agreements (“PPAs”) of at least 20 years in tenor with investment grade off-takers. In addition, although the Company can provide no assurance as to its ability to successfully develop these projects, the acquisition of Ridgeline also provides the Company with a wind and solar development portfolio of over 20 potential projects in the United States totaling approximately 1,000 MW. Ridgeline’s planned development expenditures in 2013 are focused on near-term opportunities where PPAs can be obtained quickly, including solar sites where investment tax credits remain available, and construction could be completed as early as the first quarter of 2014. Wind development viability will depend on continued support from renewable portfolio standards in more than 30 states and a possible extension of production tax credits. While the amount of development expenditures could vary significantly depending on ongoing progress with the pipeline projects, the Company’s current estimate is that the net impact of those investments along with cash flow from the operating projects will be approximately neutral in 2013 to 2015, and significantly accretive thereafter. The Stock Purchase Agreement will increase the Company’s ownership interest in the 80 MW Rockland Wind project to a 50% managing member interest from 30%, and add a 12.5% interest in Ridgeline’s 125 MW Goshen North project. Under the terms of the Stock Purchase Agreement, the Company will also acquire 100% of Meadow Creek, a 120 MW wind project currently under construction in Idaho with a commercial operation date expected in December 2012.

The Company will integrate Ridgeline’s team of over 30 employees which the Company believes possess a broad set of competencies essential for the successful identification, development (including permitting), construction and operation of large-scale renewable power projects. Ridgeline has its headquarters in Seattle, Washington.

In connection with the Ridgeline acquisition, the Company will guarantee the project lenders, on a joint and several basis with Veolia, certain recapture obligations related to the Department of Treasury Section 1603 program’s cash grants (“Section 1603 grants”) for the Rockland Wind, Goshen North and Meadow Creek projects. Under the terms of the guarantees, the Company and Veolia, on a joint and several basis, would make whole the project lenders in the event that the proceeds from the Section 1603 grants are recaptured by the Department of Treasury. As a recapture event would most likely only occur in the event that the projects are sold to entities ineligible for the grant benefits, the Company believes the occurrence of a recapture event is remote.

The Stock Purchase Agreement contains customary representations, warranties and covenants. The transaction is subject to approval by the Federal Energy Regulatory Commission as well as other regulatory agencies. In addition to customary closing conditions, the closing of the transaction is subject to the Company obtaining from its lenders, debt holders or investors funds in an amount sufficient to discharge all of its financial obligations under the Stock Purchase Agreement, including payment of the total consideration.  If the Company is unable to obtain such financing by December 19, 2012, it will be required to pay to the Sellers a US$3,000,000 termination fee. The Company also has the right to refuse to close the transaction if certain commercial operating milestones with respect to the Meadow Creek project have not been satisfied. The transaction is expected to close on or before December 31, 2012.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this current report relating to the acquisition of Ridgeline constitute “forward-looking statements” within the meaning of the federal securities laws.  These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this current report.  Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things:

•                  the expectation that closing conditions of the Ridgeline acquisition will be met and the expectation that the transaction will close on or before December 31, 2012; and

•                  the expectation that total consideration paid for the Ridgeline acquisition will be approximately $88 million, subject to working capital adjustments and possible certain other adjustments, and will be financed by an issuance of convertible debt.

•                  the estimate that the net impact of the Company’s investment in Ridgeline along with cash flow from the operating projects will be approximately neutral in 2013 to 2015, and significantly accretive thereafter.

In addition to the assumptions described above, reference should also be made to the factors discussed under “Risk Factors” in Atlantic Power Corporation’s periodic filings with the Securities and Exchange Commission.  Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Atlantic Power Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: November 16, 2012	By:	/s/ Barry E. Welch
		Name:	Barry E. Welch
		Title:	President and Chief Executive Officer